                        Consent of Independent Auditors


We consent to the incorporation by reference in the post effective amendment to Registration Statement (Form S-4) and related Supplement to Prospectus of United Bankshares, Inc. for the registration of up to 271,000 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 1995, with respect to the consolidated financial statements of United Bankshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31,1994, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Charleston, West Virginia
September 22, 1995